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                                   Exhibit 3.1

                      Articles of Incorporation, as amended
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                             MINAS NOVAS GOLD CORP.

                              ARTICLES OF AMENDMENT


MINAS NOVAS GOLD CORP., a Colorado corporation (hereinafter referred to as the "Corporation"), hereby certifies to the Secretary of State of the State of Colorado that:

FIRST:   The name of the Corporation is MINAS NOVAS GOLD CORP.

SECOND: The Articles of Incorporation of the Corporation are hereby amended by striking in their entirety Article I and by substituting in lieu thereof the following:

                                    ARTICLE I
                                      NAME

              The name of the Corporation is Cool Entertainment, Inc.

THIRD:   The amendment was advised to the stockholders by written informal action, unanimously taken by the Board of Directors of the Corporation, pursuant to and in accordance with Sections 7-108-202 and 7-110-103 of the Colorado Business Corporation Act on January 29, 1999.

FOURTH: The amendment was adopted by the stockholders of the Corporation at a special meeting held February 15, 1999. The number of votes cast for the amendment by each voting group entitled to vote separately on the amendment was sufficient for approval by that voting group under the provisions of
    Section 7-110-103 of the Colorado Business Corporation Act.

IN WITNESS WHEREOF, MINAS NOVAS GOLD CORP. has caused these Articles of Amendment to be signed in its name and on its behalf by its President, who acknowledges that these Articles of Amendment are the act and deed of MINAS NOVAS GOLD CORP. and, under the penalties of perjury, that the matters and facts set forth herein with respect to authorization and approval are true in all material respects to the best of the President's knowledge, information, and belief.

                                              MINAS NOVAS GOLD CORP.


                                              By: /s/ Leroy Halterman
                                                 -------------------------------
                                                 Leroy Halterman, President

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                            ARTICLES OF INCORPORATION

                                       OF

                             MINAS NOVAS GOLD CORP.



         The undersigned, who is a natural person eighteen years or older, acting as the incorporator of a corporation to be incorporated under the laws of the State of Colorado, adopts these Articles of Incorporation.

                                    ARTICLE I
                                      NAME

         The name of the Corporation is Minas Novas Gold Corp.

                                   ARTICLE II
                               AUTHORIZED CAPITAL

         The Corporation shall have authority to issue 100,000,000 shares of Common Stock, No Par Value and 1,000,000 shares of Preferred Stock, No Par Value.

         COMMON STOCK. After the requirements with respect to preferential dividends on the preferred stock, if any, shall have been met, and after the Corporation shall have complied with all the requirements, if any, with respect to the setting aside of sums as sinking funds or redemption or purchase accounts, then, and not otherwise, the holders of the common stock shall be entitled to receive such dividends as may be declared from time to time by the Board of Directors of the Corporation.

         After distribution in full of the preferential amount, if any, to be distributed to the holders of the preferred stock in the event of voluntary or involuntary liquidation, distribution, or sale of assets, dissolution, or winding-up of the Corporation, the holders of the common stock shall be entitled to receive all of the remaining assets of the Corporation, tangible and intangible, of whatever kind available for distribution to shareholders, ratably in proportion to the number of shares of the common stock held by them respectively.

         Except as may otherwise be required by law, each holder of the common stock shall have one vote in respect of each share of the common stock held by such holder on all matters voted upon by the shareholders.

         PREFERRED STOCK. Shares of preferred stock may be divided into such series as may be established, from time to time, by the Board of Directors. The Board of Directors, from time to time, may fix and determine the relative rights and preferences of the shares of any series so established.

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                                   ARTICLE III
                                     OFFICES

         The street address of the initial registered office of the Corporation is 4582 South Ulster Street Parkway, Suite 201, Denver, Colorado, 80237, and the name of the initial registered agent at that address is Fay M. Matsukage. The written consent of the initial registered agent to the appointed as such is stated below.

         The address of the Corporation's initial principal office is 16 Marlowe House, 29 Portsmouth Road, Kingston-upon-Thames, Surrey KT1 2NY, London, United Kingdom.

                                   ARTICLE IV
                                  INCORPORATOR

         The name and address of the incorporator is Fay M. Matsukage, 4582 South Ulster Street Parkway, Suite 201, Denver, Colorado 80237.

                                    ARTICLE V
                                    PURPOSES

         The purposes for which the Corporation is organized and its powers are as follows:

                  To engage in all lawful business; and

                  To have, enjoy, and exercise all of the rights, powers, and privileges conferred upon corporations incorporated pursuant to Colorado law, whether now or hereafter in effect, and whether or not herein specifically mentioned.

                                   ARTICLE VI
                        QUORUM FOR SHAREHOLDERS' MEETINGS

         One-third of the votes entitled to be cast on any matter by each voting group entitled to vote on a matter shall constitute a quorum of that voting group for action on that matter.

                                   ARTICLE VII
                               BOARD OF DIRECTORS

         The corporate powers shall be exercised by or under the authority of, and the business and affairs of the Corporation shall be managed under the direction of, a board of directors.


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         The names and addresses of the initial directors are:

                          Wolfdietrich L. or F. Bruehl
                       16 Marlowe House 29 Portsmouth Road
                    Kingston-upon-Thames KT1 2NY, London, UK

                               Charles F. Stetler
                        Av. Prof. Silvio Vasconcelos 168
                      Sao Bento, Belo Horizonte, MG, Brazil

                            Jose Lourenco Viana Neto
                             Rua Matipo, 488, Ap 601
                    Santo Antonio, Belo Horizonte, MG, Brazil

                               John Jacob Stetler
                              6701 Corintia Street
                               Carlsbad, CA 92009

         The directors shall be elected at each annual meeting of shareholders, provided that vacancies may be filled by election by the remaining directors, though less than a quorum or by the shareholders at a special meeting called for that purpose. Despite the expiration of his or her term, a director continues to serve until his or her successor is elected and qualifies.

                                  ARTICLE VIII
                                CUMULATIVE VOTING

         Cumulative voting shall not be permitted in the election of directors.

                                   ARTICLE IX
                        LIMITATION ON DIRECTOR LIABILITY

         A director of the Corporation shall not be personally liable to the Corporation or to its shareholders for monetary damages for breach of fiduciary duty as a director; except that this provision shall not eliminate or limit the liability of a director to the Corporation or to its shareholders for monetary damages otherwise existing for (i) any breach of the director's duty of loyalty to the Corporation or to its shareholders; (ii) acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law;
(iii) acts specified in Section 7-108-403 of the Colorado Business Corporation Act; or (iv) any transaction from which the director directly or indirectly derived any improper personal benefit. If the Colorado Business Corporation Act is hereafter amended to eliminate or limit further the liability of a director, then, in addition to the elimination and limitation of liability provided by the preceding sentence, the liability of each director shall be eliminated or limited to the fullest extent permitted by the Colorado Business Corporation Act as so amended. Any repeal or modification of this Article IX shall not adversely affect any right or

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protection of a director of the Corporation under this Article IX, as in effect immediately prior to such repeal or modification, with respect to any liability that would have accrued, but for this Article IX, prior to such repeal or modification.

                                    ARTICLE X
                                 INDEMNIFICATION

         The Corporation shall indemnify, to the fullest extent permitted by applicable law in effect from time to time, any person, and the estate and personal representative of any such person, against all liability and expense (including attorneys' fees) incurred by reason of the fact that he is or was a director or officer of the Corporation or, while serving as a director or officer of the Corporation, he is or was serving at the request of the Corporation as a director, officer, partner, trustee, employee, fiduciary, or agent of, or in any similar managerial or fiduciary position of, another domestic or foreign corporation or other individual or entity or of an employee benefit plan. The Corporation shall also indemnify any person who is serving or has served the Corporation as director, officer, employee, fiduciary, or agent, and that person's estate and personal representative, to the extent and in the manner provided in any bylaw, resolution of the shareholders or directors, contract, or otherwise, so long as such provision is legally permissible.


         In witness whereof, the undersigned incorporator has executed these Articles of Incorporation this 12th day of June, 1996.



                                               /s/ Fay M. Matsukage
                                               ---------------------------------
                                               Fay M. Matsukage, Incorporator


         The undersigned consents to the appointment as the initial registered agent of Minas Novas Gold Corp.


                                               /s/ Fay M. Matsukage
                                               ---------------------------------
                                               Fay M. Matsukage


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